Exhibit 99.2

Hon. Fern M. Smith (Ret.)

JAMS

Two Embarcadero Center, Suite 1500

San Francisco, CA 94111

Telephone: (415) 982-5267

Fax: (415) 982-5287

ARBITRATOR

ARBITRATION

JAMS Ref No. 1100053390

In the 2003 NPM Adjustment	STIPULATED PARTIAL
Proceedings	SETTLEMENT AND AWARD

The signatory Participating Manufacturers (“PMs”) and 19 of the States and Territories that are parties to this Arbitration have agreed to a Term Sheet to settle their dispute concerning the 2003 NPM Adjustment. The Term Sheet is attached as Exhibit A to this Stipulated Partial Settlement and Award, including an addendum reflecting the parallel provisions that the Term Sheet requires for Subsequent Participating Manufacturers (“SPMs”).

The States and Territories that have signed the Term Sheet are Alabama, Arizona, Arkansas, California, Georgia, Kansas, Louisiana, Michigan, Nebraska, Nevada, New Hampshire, New Jersey, North Carolina, Tennessee, Virginia, West Virginia, Wyoming, the District of Columbia and Puerto Rico. This Stipulated Partial Settlement and Award refers to these States and Territories as “Signatory States” and to the PMs and the Signatory States collectively as the “Settling Parties.”

32 of the States and Territories that are parties to this Arbitration have not signed the Term Sheet, and 27 of them have objected to the Term Sheet on a number of grounds. This Stipulated Partial Settlement and Award refers to the Settling States that have not signed the Term Sheet as Non-Signatory States and to the 27 States that have objected as Objecting States.

The Panel heard initial presentations from the Settling Parties and the Objecting States regarding the Term Sheet and the objections at a two-day status conference on January 22-23, 2013. At that conference, the Panel made clear that it would neither “approve” the Term Sheet nor mediate a settlement, but that it would consider entering a stipulated partial award. The Settling Parties then jointly submitted a proposed stipulated partial award to whose entry they agreed. The Panel has reviewed that proposed award, has reviewed extensive briefs and supporting materials filed by the Settling Parties and the Objecting States, and has heard argument on the issues at a hearing on March 7-8, 2013. The Panel now awards as follows.

I.	The Panel’s Jurisdiction

1. The Panel has jurisdiction to enter this Stipulated Partial Settlement and Award and to rule on the objections as part of its jurisdiction over the 2003 NPM Adjustment dispute. As the Panel has previously explained, its jurisdiction under Section XI(c) of the MSA and the court orders compelling arbitration includes “all issues ‘related to’” the 2003 NPM Adjustment dispute, including, but not limited to, whether or not the States diligently enforced their Qualifying Statutes for the year 2003. Order Re: Jurisdictional Objections, at 7, 13 (Lexis ID #34056745).

2. The MSA provides that this arbitration is “governed by the … Federal Arbitration Act.” MSA § XI(c). Once a dispute is committed to arbitration under the FAA, “the arbitrators normally have the authority to decide all matters necessary to dispose of the claim.” Ross Brothers Constr. Co. v. International Steel Servs., 283 F.3d 867, 875 (7th Cir. 2002); see Ansari v. Qwest Commc’n Corp., 414 F.3d 1214, 1220-21 (10th Cir. 2005); Shaw’s Supermarkets, Inc. v. United Food & Commercial Workers, 321 F.3d 251, 254 (1st Cir. 2003).

3. This includes authority to interpret and apply the parties’ contract, to resolve any “issues relating to the substance of the dispute,” and to decide “procedural questions ancillary to the substantive one.” United Paperworkers Int’l. Union v. Misco, Inc., 484 U.S. 29, 38 (1987); Shaw’s Supermarkets, 321 F.3d at 254; Nat’I Cas. Co. v. First State Ins. Grp., 430 F.3d 492, 499-500 (1st Cir. 2005). It also includes authority to determine the existence or effect of a settlement of the dispute. United Steel Workers Int’l Union v. TriMas Corp., 531 F.3d 531, 539 (7th Cir. 2008).

4. The Panel has jurisdiction to rule on the issues raised concerning the MSA reallocation provisions and to determine how the 2003 NPM Adjustment will be allocated among the Non-Signatory States in light of the settlement. These are issues that are a central part of the 2003 NPM Adjustment dispute before the Panel and that involve interpretation of the MSA. The Panel has previously resolved issues concerning the reallocation provisions in the related context of “no contest” determinations, and no party disputed that the Panel had jurisdiction to do so. Order Re: PMs’ Motion For Clarification on No-Contest Issue, at 18 (Lexis ID #38479237) (“No-Contest Order”). The Panel’s jurisdiction to interpret and determine the operation of the reallocation provisions is no less where a State is no longer contested because of a settlement.

5. The Panel also has jurisdiction to incorporate and direct the Independent Auditor to implement those provisions of the settlement that govern the amount and mechanism of monetary payments as among the Settling Parties, specifically the amounts to be received by the PMs and the Disputed Payments Account (“DPA”) funds to be released. These are integral provisions to the Settling Parties’ settlement of the 2003 NPM Adjustment dispute in this

Arbitration. As these provisions would need to be applied and administered by the Independent Auditor, as the Objecting States object that the Independent Auditor may not implement them, and as the Panel has jurisdiction under Section XI(c) of the MSA to give direction to the Independent Auditor, it falls within the Panel’s authority to rule on the objections and to provide appropriate direction to the Independent Auditor so that the Settling Parties will know whether their settlement will be given effect.

6. That the direction to the Independent Auditor includes implementation of the referenced settlement provisions as they pertain to years beyond 2003 does not necessarily take the Panel beyond its jurisdiction. Parties frequently enter into settlements that cover more than the claim they are litigating or arbitrating at the moment. Tribunals have jurisdiction to issue orders approving or giving effect to such broader settlements even where they would lack jurisdiction to adjudicate the additional claims being resolved. Abramson v. Pennwood Inv. Corp., 392 F.2d 759, 762 (2d Cir. 1968); F.M. v. Palm Beach County, 912 F. Supp. 514, 515 (S.D. Fla. 1995), aff’d, 84 F.3d 438 (11th Cir. 1996) (summary order). Such jurisdiction exists even in the class-action context, where courts are asked not only to formally “approve” the settlement but also to render it binding on absent class members. Nottingham Partners v. Trans-Lux Corp., 925 F.2d 29, 34 (1st Cir. 1991); In re Corrugated Container Antitrust Litig., 643 F.2d 195, 221 (5th Cir. 1981).

7. Here, moreover, the Panel is not “approving” the Term Sheet, much less rendering it binding on absent class members. It is just giving effect to the Settling Parties’ agreed settlement payments as among themselves, by directing the Independent Auditor to implement the settlement provisions at issue. In doing so, the Panel is not assessing the merits of any NPM Adjustment dispute, including particularly questions of diligence or non-diligence for any years other than 2003. Instead, the Objecting States’ objections to these settlement provisions are based on legal arguments regarding MSA interpretive issues that are the same as to 2003 as to subsequent years.

8. Finally, even if there any were question about the Panel’s jurisdiction to give that direction as to post-2003 years, the Settling Parties can agree to give the Panel jurisdiction to do so, as long as the Panel concludes (as it has) that the direction to the Independent Auditor does not adversely affect the legal rights of the Non-Signatory States. The Settling Parties have informed the Panel that they confer the Panel with the jurisdiction necessary to enter this Stipulated Partial Settlement and Award and agree to the Panel’s exercising such jurisdiction.

II.	Scope of Stipulated Partial Settlement and Award

1. This Stipulated Partial Settlement and Award among the PMs and Signatory States resolves with finality the Settling Parties’ dispute concerning the 2003 NPM Adjustment and certain subsequent years as to limited issues and provides direction to the Independent Auditor concerning releases from the DPA and amounts to be received by the PMs pursuant to the settlement.

2. This Stipulated Partial Settlement and Award is limited to: (a) incorporating the provisions of the Term Sheet that govern the amount and mechanism of monetary payments (amounts to be received by the PMs and the DPA funds to be released) as among the Settling Parties;1 (b) directing the Independent Auditor to implement those provisions; (c) ruling how the 2003 NPM Adjustment will be allocated in light of the settlement among the Non-Signatory States that did not diligently enforce a Qualifying Statute during 2003; and (d) ruling on the objections raised by the Objecting States.

[1]	These are Term Sheet §§ I, II, III.B.1, III.B.3-4, III.C.l, IV.A, IV.H, IV.I, IV.J.3, IV.K, Appendix A and the SPM addendum to the Term Sheet.

III.	Directions To The Independent Auditor

1. The Independent Auditor is directed to implement the provisions of the Term Sheet incorporated in Section II above.

2. In implementing those provisions, the Independent Auditor will order the release of funds from the DPA as described in the Term Sheet and specified below, and allocate the released funds as described in the Term Sheet and specified below. In so doing, the Independent Auditor will ensure that the Non-Signatory States’ aggregate Allocable Share of both the NPM Adjustment funds now in the DPA (principal and earnings) and the additional amounts to be paid into the DPA under the first sentence of Paragraph 5 of Appendix A to the Term Sheet remains in the DPA. The Independent Auditor will also apply the amounts to be received by the PMs as described in the Term Sheet and specified below. In so doing, the Independent Auditor will ensure that no part of those amounts are allocated to the Non-Signatory States.

3. The Independent Auditor will, in performing the duties under Paragraphs 1-2 above, (a) order the release of the funds in the DPA as provided by Paragraphs 5-7 of Appendix A to the Term Sheet, (b) allocate those released DPA funds solely among the Signatory States in the manner provided by Paragraph 6 of Appendix A to the Term Sheet and as they direct, (c) apply the amounts the PMs are to receive under § I of the Term Sheet and Paragraphs 1-3 and 7- 8 of Appendix A to the Term Sheet and allocate those amounts among the PMs as they direct, (d) allocate those amounts solely among the Signatory States as they direct in the manner provided by § I.B of the Term Sheet and Paragraphs 4 and 6 of Appendix A to the Term Sheet, (e) apply the amounts the PMs are to receive under §§ II, III.B and III.C of the Term Sheet, allocate those amounts among the PMs as they direct, and allocate those amounts solely among the Signatory States in the manner provided by those provisions, and (f) make all calculations and determinations required of it under the provisions of the Term Sheet incorporated in Section II of this Stipulated Partial Settlement and Award. These directions apply as to the parallel provisions for SPMs in the SPM addendum to the Term Sheet.

4. Based on the current Signatory States, the Independent Auditor’s performance of the above requirements in connection with the April 2013 MSA payment will include:

(a) ordering that [$1,760,176,204.21] NPM Adjustment funds (plus the accumulated earnings thereon) be released from the DPA and that [$2,483,161,178.12] NPM Adjustment funds (plus the accumulated earnings thereon) will remain in the DPA. These amounts are based upon payment into the DPA of the amounts required to be paid under the first sentence of Paragraph 5 of Appendix A to the Term Sheet and are subject to each Signatory State’s right under Paragraph 5 of Appendix A to the Term Sheet to defer the release of its DPA funds;2

(b) allocating the amount released solely among the Signatory States as they direct, except for $10 million that will be allocated to the Data Clearinghouse as provided by § I.A.3 of the Term Sheet;

(c) applying a credit of [$815,937,317.90] to the Original Participating Manufacturers’ (“OPMs”) MSA payment due on April 15, 20133 and allocating that credit among the OPMs as they direct; and

(d) allocating that credit solely among the Signatory States as they direct in the manner provided by Paragraph 4 of the Appendix A to the Term Sheet.

[2]

[The numbers in this Paragraph 4 and Paragraph 6 below are subject to verification by the parties and Independent Auditor as being consistent with the provisions of Paragraphs 2-3, as the Independent Auditor has broader access to the relevant data, including the precise amount of NPM Adjustment funds in the DPA. The numbers are also subject to change if additional parties join the settlement.]

[3]

Parallel credits for the SPMs are included in the SPM Appendix attached hereto. [Note: The amounts in Paragraph 4(c) and the SPM Appendix assume that the 2012 NPM Adjustment is identical to the 2011 NPM Adjustment and will need to be revised once the Independent Auditor calculates the actual 2012 NPM Adjustment in the upcoming weeks.]

(e) These instructions would be subject to change if additional States join the settlement. The Independent Auditor will act in accordance with Paragraphs 2-3 and the provisions of the Term Sheet referenced in Section II of this Stipulated Partial Settlement and Award in implementing the Stipulated Partial Settlement and Award as to MSA payments after April 2013 and as to the SPMs’ MSA payments due on April 15, 2013.

5. There are NPM Adjustment amounts that are not yet in the DPA because the PMs’ right to pay them into the DPA has not yet accrued: for example, the 2010-2012 NPM Adjustments for the OPMs, the 2012 NPM Adjustment for SPMs, and the NPM Adjustments for subsequent years for all PMs. The Term Sheet provides that the Signatory States’ Allocable Shares of these amounts will not be held in the DPA, except as provided in § IV.A of the Term Sheet with respect to NPM Adjustments for 2015 and subsequent years. Unless the second exception in § IV.A of the Term Sheet applies, the Independent Auditor will instruct the PMs to deposit the Signatory States’ Allocable Shares of these amounts into the DPA and will then promptly order the release of those Shares allocated as follows: (a) with respect to the 2010-14 NPM Adjustments, in the manner provided by Paragraph 6(ii) of Appendix A to the Term Sheet or as the Signatory States direct; and (b) with respect to the NPM Adjustments for 2015 and subsequent years, among the Signatory States and PMs in the manner provided by §§ IV.A and IV.J.3 of the Term Sheet, and (in the case of funds released to the Signatory States) as the Signatory States direct and (in the case of funds released to the PMs) as the PMs direct. If a PM also pays the Non-Signatory States’ Allocable Shares of its portion of an NPM Adjustment covered by this Paragraph into the DPA, the Independent Auditor will ensure that only the Signatory States’ aggregate Allocable Share of the amount deposited is released and that the Non-Signatory States’ aggregate Allocable Share of the amount deposited remains in the DPA.

6. The Independent Auditor’s performance of the requirements of Paragraph 5 in connection with the April 2013 MSA payment will include: (a) instructing the OPMs to deposit into the DPA the Signatory States’ Allocable Shares of the 2010 NPM Adjustment for the OPMs, which based on the current Signatory States equals [$322,970,319.02]; (b) promptly ordering the release of that amount allocated among the Signatory States in the manner provided by Paragraph 6(ii) of Appendix A to the Term Sheet or as the Signatory States direct; and (c) if an OPM also pays the Non-Signatory States’ Allocable Shares of its portion of the 2010 NPM Adjustment into the DPA, ensuring that only the Signatory States’ aggregate Allocable Share of the amount deposited is released and that the Non-Signatory States’ aggregate Allocable Share of the amount deposited remains in the DPA. These instructions would be subject to change if additional States join the settlement. The Independent Auditor will act in accordance with Paragraph 5 as to the SPMs in connection with the April 2013 MSA payment.

IV.	Operation of MSA Reallocation Provisions

1. In light of the settlement, the 2003 NPM Adjustment will be allocated among the Non-Signatory States as follows. The dollar amount of the 2003 NPM Adjustment will be reduced by a percentage equal to the aggregate Allocable Shares of the Signatory States as of the date of the Panel’s Final Award (as of the date of this Stipulated Partial Settlement and Award, that percentage is 41.9964405%). The Independent Auditor will treat the Signatory States as not subject to the 2003 NPM Adjustment for purposes of Section IX(d)(2)(B)-(C) of the MSA. The Signatory States’ shares of the 2003 NPM Adjustment, as that Adjustment amount is reduced as provided above, will be governed by the reallocation provisions of Sections IX(d)(2) and IX(d)(4) of the MSA, and will thus be reallocated among all Non-Signatory States that did not diligently enforce a Qualifying Statute during 2003 as provided in those provisions. The maximum portion of the 2003 NPM Adjustment that can be applied to a Non-Signatory State remains as provided by Section IX(d)(2)(D) of the MSA.

2. This judgment reduction is appropriate and adequate under the MSA and governing law. Where multiple parties have a potential shared contractual obligation and some of them settle and some do not, the non-settling parties cannot necessarily block the settlement, but may be entitled to a judgment reduction. The “three standard methods for reducing judgment against non-settling defendants after a partial settlement” are “pro rata (court divides the amount of the total judgment by the number of settling and non-settling defendants, regardless of each defendant’s culpability), proportionate fault (after a partial settlement and trial of the nonsettling defendants, the jury determines the relative culpability of all the defendants and the non-settling defendant pays a commensurate percentage of the total judgment), and pro tanto (the court reduces the non-settling defendant’s liability for the judgment against him by the amount previously paid by the settling defendants, without regard to proportionate fault).” In re Enron Corp. Secs., Deriv. & ERISA Litig., 2008 U.S. Dist. Lexis 48516, at *20-21 (S.D. Tex. 2008); see In re Masters Mates & Pilots Pens. Pl. Litig., 957 F.2d 1020,1028 (2d Cir. 1992); In re Jiffy Lube Secs. Litig., 927 F.2d 155, 160-61 & n.3 (4th Cir. 1991).

3. Where non-settling defendants are given the protection of the applicable judgment-reduction method required under the contract and law, they are not prejudiced by the partial settlement. See, e.g., Enron, 2008 U.S. Dist. Lexis 48516, at *60-61; Eichenholtz v. Brennan, 52 F.3d 478, 486-87 (3d Cir. 1996).

4. Under Paragraph 1, the Non-Signatory States receive the pro rata reduction, under which the dollar amount of the 2003 NPM Adjustment will be reduced by a percentage equal to the aggregate Allocable Shares of the Signatory States. Construing the parties’ contract, the Panel concludes that the MSA reallocation provisions indicate that the pro rata method is appropriate. These provisions use the specific term “pro rata,” stating that the shares of diligent States are to be “reallocated among all other Settling States pro rata in proportion to their respective Allocable Shares.” MSA § IX(d)(2)(C) (emphasis added); see also MSA § IX(d)(2)(D) (“pro rata in proportion to their respective Allocable Shares”). More fundamentally, the MSA also provides that the reallocation is not done on a relative fault basis. The amount of a diligent State’s share that is reallocated is its pro rata share of the whole, not an amount derived from its particular fault level. Likewise, the amount of reallocated share that a non-diligent State receives is derived from its pro rata share of the liable States, not its fault level. If the reallocation of diligent States’ shares is done on a pro rata basis in this way, the Panel reads the MSA as likewise meaning that a judgment reduction arising from some States’ settlement of the diligent enforcement issue should be pro rata as well.

V.	Objections of Objecting States

1. The Objecting States contend that the Term Sheet violates their rights under the MSA. While no party has claimed that the Term Sheet is not a good faith settlement, the Objecting States object to a number of its provisions, including the provisions for release of DPA funds and its lack of terms addressing how the reallocation provisions of the MSA (§§ IX(d)(2) and IX(d)(4)) would apply to the Signatory States’ Allocable Shares of the NPM Adjustment. The Objecting States claim the Term Sheet’s DPA provisions and its potential effect on the reallocation provisions adversely affect them. They also claim that these and other Term Sheet provisions constitute an amendment to the MSA that would require their consent under MSA § XVIII(j).

2. After reviewing the Objecting States’ arguments and submissions, the Panel concludes that the objections are not grounds that bar entry of the Stipulated Partial Settlement and Award or that otherwise bar the Settling Parties from proceeding with the settlement pursuant to the Term Sheet.

3. The “general rule… is that a non-settling party does not have standing to object to a settlement between other parties.” Jamie S. v. Milwaukee Pub. Schs,, 668 F.3d 481, 501 (7th Cir. 2012). Non-settling parties have standing only if they allege the settlement creates “plain legal prejudice” to their rights. That standard is satisfied, for example, where the non-settling parties allege that the settlement strips them of a legal claim or cause of action. Importantly, however, that standard is not satisfied where the non-settling parties instead allege merely that the settlement denies them special benefits or imposes practical disadvantages on them. See, e.g., id.; In re Integra Realty Resources, Inc., 262 F.3d 1089,1102-03 (10th Cir. 2001); In re Vitamins Antitrust Class Actions, 215 F.3d 26, 28-31 (D.C. Cir. 2000); Agretti v. ANR Freight Sys., Inc., 982 F.2d 242, 246-48 (7th Cir. 1992).

4. The Panel concludes that the Stipulated Partial Settlement and Award and the Term Sheet do not legally prejudice or adversely affect the Non-Signatory States. The Panel reasons as follows:

DPA. It is undisputed that, under the MSA, the PMs have the right of first recovery for NPM Adjustment funds in the DPA. See Order re: Transfers From DPA, at 2 (Lexis ID #37754064); see also MSA §§ XI(f)(2), XI(i)(l)(B). Under the Term Sheet, the PMs have waived that right for the Signatory States, allowing the Signatory States to recover their Allocable Share of those DPA funds. See Term Sheet Appendix ¶¶ 5-6.

The PMs’ limited DPA waiver for the Signatory States in no way prejudices the Non-Signatory States, legally or otherwise. The Non-Signatory States have no entitlement to the favorable treatment that the PMs have afforded the Signatory States as part of the consideration for settling their dispute. Nor will that favorable treatment harm the Non-Signatory States. They have failed to demonstrate any reasonable likelihood that they will recover less from the DPA than they would have recovered absent the settlement. Moreover, the PMs have expressly committed that, if any Non-Signatory State ever later demonstrates that it is at risk of recovering less from the DPA than it would have recovered from the DPA absent the settlement, the PMs will allow that State to recover the extra amount from the DPA and will themselves recover any resulting unpaid share of the NPM Adjustment through an appropriate credit against the next year’s annual payment.

Reallocation. The operation of the MSA reallocation provisions with respect to the 2003 NPM Adjustment will be as provided in Section IV. As described in Section IV, this provides the Non-Signatory States with appropriate and adequate protection under the MSA and the law from potential prejudice arising from the settlement’s removal of the Signatory States from further contribution towards the 2003 NPM Adjustment.

The Panel does not agree with the Objecting States’ contention that all Signatory States must be treated as non-diligent for purposes of the 2003 NPM Adjustment. There is no basis in the facts to assume that every Signatory State was non-diligent in 2003. Moreover, the Objecting States’ position does not reflect any of the three standard methods of judgment reduction. Such an assumption would produce a considerably larger reduction in the Non-Signatory States’ potential obligations than any of the standard methods. It is also contrary to the underlying principle of judgment reduction that, because a settlement is not tantamount to an admission of liability, settling defendants are not regarded as necessarily culpable or liable.

The Objecting States argue that the MSA reallocation provisions must be wholly inapplicable to a State’s share unless there is an actual determination that the State was diligent. They claim that any approach by which any State’s share is otherwise subject to reallocation is an “amendment” to the MSA requiring their consent. But the MSA does not directly speak as to the process to be used when some States settle diligent enforcement and some do not. It is thus within the Panel’s jurisdiction to interpret the contract in light of governing law to determine what the appropriate process and judgment reduction is where there is a partial settlement of diligent enforcement involving fewer than all of the States. United Paperworkers, 484 U.S. at 38. There is thus no “amendment” to the MSA in the Panel doing so. Should any Objecting State, found by the Panel to be non-diligent, have a good faith belief that the pro rata deduction does not adequately compensate them for a Signatory State’s removal from the re-allocation pool, their relief, if any, is by appeal to their individual MSA court. The cut-off date for interstate suits set forth in the Panel’s “no contest” order, is not applicable to such procedure.

Other objections. None of the Term Sheet’s provisions imposes new legal obligations on the Non-Signatory States or deprives those States of existing legal rights. Thus, to the extent that the Objecting States object to the Term Sheet in other respects than those discussed above, the Panel hereby concludes that the Objecting States have not suffered “plain legal prejudice” from and are not adversely affected by the Term Sheet.

6. Neither this Stipulated Partial Settlement and Award nor the Term Sheet constitutes an amendment to the MSA that requires the consent of any Non-Signatory States under MSA § XVIII(j). As a threshold matter, the Term Sheet is not an “amendment” of the

MSA at all. Rather, it is a settlement of disputes that have arisen under the MSA as written, which does not address the procedures to be used should partial settlements take place. In any event, even if an amendment were involved, the MSA provides that it only must be signed by “all Participating Manufacturers affected by the amendment and by all Settling States affected by the amendment.” MSA § XVIII(j). The Panel construes the term “affected by” to mean “materially prejudiced by.” For the reasons discussed above, none of the Term Sheet’s provisions “affect” the Non-Signatory States within the meaning of the contract. The only States bound by any terms in the Term Sheet are the Signatory States, i.e. the ones that have signed it, including, but not limited to, definitional changes regarding “Units Sold” or other terms in the MSA.

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VI.	Conclusion

This Stipulated Partial Settlement and Award is entered on the Panel’s understanding based on the representation of the Settling Parties that: (a) the second sentence of § IV.F of the Term Sheet regarding Panel oversight of the documentation process is not operative and (b) this Stipulated Partial Settlement and Award satisfies the condition in § IV.E.2 of the Term Sheet regarding a Panel order as to the Term Sheet, such that the Term Sheet is now binding on all signatories.4

SO ORDERED.

Dated: March 12, 2013

/s/ William G. Bassler	/s/Abner J. Mikva
The Honorable William G. Bassler	The Honorable Abner J. Mikva
Arbitrator	Arbitrator

/s/ Fern M. Smith
The Honorable Fern M. Smith Chairperson

[4]

As of this date, the Participating Manufacturers that are signatories to the Term Sheet are; Philip Morris USA Inc., R.J. Reynolds Tobacco Co., Lorillard Tobacco Co., Commonwealth Brands, Inc., Compania Industrial de Tabacos Monte Paz, S.A., Daughters & Ryan, Inc., Ets L Lacroix Fils S.A. (Belgium), Farmer’s Tobacco Co. of Cynthiana, Inc., House of Prince A/S, Imperial Tobacco Limited/ITL (UK), Imperial Tobacco Mullingar (Ireland), Imperial Tobacco Polska S.A. (Poland), Imperial Tobacco Production Ukraine, Imperial Tobacco Sigara ve Tutunculuk Sanayi Ve Ticaret S.A. (Turkey), Japan Tobacco International U.S.A., Inc., King Maker Marketing, Inc., Kretek International, Liggett Group LLC, Lignum-2, Inc., OOO Tabaksfacrik Reemtsma Wolga (Russia), Peter Stokkebye Tobaksfabrik A/S, Premier Manufacturing, Inc., P.T. Djarum, Reemtsma Cigarettenfacbriken GmbH (Reemtsma), Santa Fe Natural Tobacco Company, Inc., Scandinavian Tobacco Group Lane Ltd (formerly Lane Limited), Sherman 1400 Broadway N.Y.C., Inc., Societe National d’Exploitation Industrielle des Tabacs et Allumettes (SEITA), Top Tobacco, L.P., Van Nelle Tabak Nederland B.V. (Netherlands), Vector Tobacco Inc., Von Eicken Group.

SPM APPENDIX

As directed by section III, paragraphs (2) and (3), of the Stipulated Partial Award, amounts to be credited to SPMs’ April 15, 2013 payments are:1

Commonwealth Brands, Inc.	$16,817,216
Compania Industrial de Tabacos Monte Paz, S.A.	$156,667
Daughters & Ryan, Inc.	$57,811
House of Prince A/S	$979,764
Japan Tobacco International U.S.A., Inc.	$1,632,410
King Maker Marketing, Inc.	$1,723,694
Kretek International	$255,848
Lane Limited	$175,007
Lignum-2, Inc.	$388,979
Peter Stokkebye Tobaksfabrik A/S	$297,081
Premier Manufacturing, Inc.	$1,332,213
P.T. Djarum	$893,022
Reemtsma Cigarettenfabriken GmbH (Reemtsma)	$60
Santa Fe Natural Tobacco Company, Inc.	$2,405,747
Sherman 1400 Broadway N.Y.C., Inc.	$250,061
Top Tobacco, L.P.	$2,832,749
U.S. Flue-Cured Tobacco Growers, Inc.	$676,935
Von Eicken Group	$27,963

Some SPMs do not have an MSA payment due in 2013 sufficient to absorb the credit listed above. The Auditor shall permit any such SPM to carry forward its credit to April 15, 2013 payments for use in future years. Alternatively, if such SPM and any other PM jointly notify the Independent Auditor that the credit to be applied in 2013 has been transferred from the SPM to the other PM (the “transferee PM”), the Auditor shall credit the amount otherwise due the SPM with respect to its April 15, 2013 above to the transferee PM.

[1]

Note: The amounts in this Appendix assume that the 2012 NPM Adjustment is identical to the 2011 NPM Adjustment and will need to be revised once the Independent Auditor calculates the actual 2012 NPM Adjustment. The numbers in this Appendix remain subject to verification. These numbers would be subject to change if the identity of the Signatory States changes.